Exhibit 24
POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby constitutes and appoints the following officer of Spartech Corporation, a Delaware corporation (the “Company”): Senior Vice President, General Counsel and Corporate Secretary, the true and lawful attorney-in-fact of the undersigned:

(1)
To execute for and on behalf of the undersigned, in the undersigned's capacity as a director and/or officer of the Company, its Annual Report on Form 10-K for the fiscal year ended October 29, 2011 in accordance with the Securities Act of 1934, as amended and the rules thereunder;

(2)
To do and perform any and all acts for and on behalf of the undersigned, which may be necessary or desirable to complete and execute any such Form 10-K and execute any amendment or amendments thereto, and timely file such form, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof; and

(3)
To take any other action of any type whatsoever in connection with the foregoing, which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file a Form 10-K, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of this 15th day of December, 2011.

Signatures	Title	Date

/s/ Ralph B. Andy	Director	December 15, 2011
Ralph B. Andy

/s/ Lloyd E. Campbell Lloyd E. Campbell	Director	December 15, 2011

/s/ Edward J. Dineen	Director	December 15, 2011
Edward J. Dineen

/s/ Walter J. Klein	Director	December 15, 2011
Walter J. Klein

/s/ Pamela F. Lenehan Pamela F. Lenehan	Director	December 15, 2011

/s/ Jackson W. Robinson	Director	December 15, 2011
Jackson W. Robinson

/s/ Craig A. Wolfanger Craig A. Wolfanger	Director	December 15, 2011